Exhibit 10.11.3

                         GUARANTY AND SECURITY AGREEMENT
                         -------------------------------

     AGREEMENT, dated as of January 29, 2004, by OPUS DIAGNOSTICS, INC., a Delaware corporation (the "Guarantor"), in favor of ELLIOT KOPPEL (the "Agent"), acting in his capacity as agent for himself and for the other holders (the "Holders") of the Secured Promissory Notes, dated January 29, 2004 (the "Notes"), issued by CAPRIUS, INC., a Delaware corporation ("Caprius"), to the Holders.




                               W I T N E S S E T H
                               - - - - - - - - - -


     WHEREAS, Caprius has requested the Holders to loan up to $500,000 to Caprius for which it would issue the Notes to the Holders;

     WHEREAS, the Guarantor is a wholly-owned subsidiary of Caprius;

     WHEREAS, to induce the Holders to make the loans to Caprius, the Guarantor offered to guaranty the repayment of the Notes on a non-recourse basis secured by the grant of the security interest provided for herein, and the Holders are willing to accept such security interest;

     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS
     -----------

     1.1 Defined Terms. In addition to the other terms defined in this Agreement, whenever the following capitalized terms are used they shall be defined as follows:

          "Business Day" shall mean any weekday excluding any legal holiday observed pursuant to United States federal or New Jersey state law or regulation.

          "Collateral" shall have the meaning ascribed to such term in Section
3.

          "Event of Default" shall have the meaning ascribed to such term under the Notes.

          "Financing Agreements" shall mean, collectively, this Agreement, the Notes and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Guarantor, Caprius, the Holders or the Agent in connection with the Financing Agreements, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          "Liens" shall mean mortgages, liens, pledges, charges, security interest, encumbrances or other third party interests of any nature whatsoever.

          "Net Sales" shall have the meaning ascribed to such term under the Royalty Agreement.

          "NJUCC" shall mean the Uniform Commercial Code as in effect in the State of New Jersey from time to time.

          "Obligations" shall mean any and all obligations of every kind, nature and description owing by Caprius to the Holders, including principal, interest, costs and expenses, however evidenced, as arising under the Notes or this Agreement.

          "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or department, agency or political subdivision thereof).

          "Products" shall have the meaning ascribed to such term under the Royalty Agreement.

          "Royalties" shall have the meaning ascribed to such term in Section
3.1.

          "Royalty Agreement" shall have the meaning ascribed to such term in
Section 3.1.

          "Successor Agent" shall have the meaning ascribed to such term in
Section 8.4.

          "Year" shall have the meaning ascribed to such term under the Royalty Agreement.

          1.2 Other Definitional Provisions, Construction. All terms used herein and defined in the NJUCC shall have the same definitions as specified therein. Unless otherwise specified, "hereunder," "herein," hereto,"
"this Agreement" words of similar import refer to this entire document; "including" is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely.


2.   GUARANTY
     --------

     2.1 The Guaranty. Subject to the terms and conditions herein, the Guarantor hereby irrevocably and unconditionally guarantees to the Holders the prompt, punctual, and full payment when due (whether at stated maturity, by acceleration or otherwise) of all obligation from time to time owing by Caprius to the Holders arising from, under or with respect to the Notes (collectively, the "Obligations"), and the prompt and complete performance by Caprius of any and all of the terms, conditions, covenants and agreements agreed to be performed by Caprius under the Notes or in any agreement, instrument, note, document or certificate evidencing or relating to the Obligations.

     2.2 Irrevocable. The obligations of Guarantor hereunder are irrevocable, absolute, and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Notes or any term or provision thereof or of any document relating to the Obligations or any other circumstance with might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.


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


          2.3 Limited Recourse. Notwithstanding the foregoing, the Holders understand that upon an Event of Death by Caprius with respect to the Notes, the Collateral herein shall represent the Holders only recourse against the Guarantor, in respect of this Guaranty, subject to the terms and conditions set forth below.

3.   GRANT OF SECURITY INTEREST
     --------------------------

     As collateral security for the punctual payment and performance of the Obligations by Caprius, the Guarantor hereby grants to the Holders a continuing security interest in, and shall assign to the Holders as security, the following property and interests in property, whether presently owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):
Royalties due to the Guarantor pursuant to a Royalty Agreement, dated October 9, 2002 (the "Royalty Agreement), for ten (10) years from this date, by and between Seradyn, Inc., a Delaware corporation ("Seradyn"), and the Guarantor (the "Royalties") as follows:

          (a) ten percent (10%) of Net Sales during each Year of the Products used in conjunction with Zonisamide (Zonegram) pursuant to the Supply Agreement dated July 4, 2002 between Opus and Dainippon Pharmaceutical Co., Ltd.

          (b) fifteen percent (15%) of Net Sales during the first five (5) Years following receipt of the earlier of either (i) Food and Drug Administration Pre- Market Approval or (ii) regulatory approval in a non-U.S. market of the Products to be used in conjunction with RAD (Certican), and ten percent (10%) of the Net Sales of such Products for the balance of the ten (10) Year period, each pursuant to the Antibody License Agreement, dated October 15, 2000, between Opus and Novartis Pharma AG; and all proceeds from such Royalties, and

          (c) ten percent (10% of Net Sales during each Year of the Products used in connection with Lamotrigine (Lamictal) pursuant to the Material Transfer Agreement dated April 7, 2001 between Seller and SmithKline Beecham Corporation d/b/a/ Glaxo SmithKline.

4.   COLLATERAL COVENANTS
     --------------------

     4.1 Verification. The Agent shall have the right at any time or times to verify the validity, amount or any other matter relating to any Royalties due or other Collateral or the Royalty Agreement.

     4.2 Notification. The Agent may, at any time or times that an Event of Default exists or has occurred and is continuing on (i) notify Seradyn or any other party under the Royalty Agreement that the Royalties have been assigned to the Agent and that the Holders have a security interest therein and the Agent, on behalf of the Holders, may direct any or all parties under the Royalty Agreement to make payment of Royalties directly to the Agent, (ii) demand, collect or enforce payment of any Royalties or such other obligations, but without any duty to do so, and the Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or


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


attorneys with respect thereto and (iii) take whatever other action the Holders may deem necessary or desirable for the protection of the Holders' interests.

     4.3 Power of Attorney. If at any time an Event of Default exists or has occurred and is then continuing, at the request of the Agent, the Guarantor shall irrevocably designate and appoint the Agent as Caprius' true and lawful attorney-in-fact, and authorize the Agent, in Caprius' or the Agent's name, to do all acts and things which are necessary, in the Agent's determination, to fulfill Caprius' obligations under this Agreement and the other Financing Agreements. Caprius hereby releases the Agent from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Agent's own negligence or misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

5.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     The Guarantor hereby represents and warrants to the Holders the following (which shall survive the execution and delivery of this Agreement):

     5.1 Authority. The Guarantor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and its execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action.

     5.2 Restrictions. There are no restrictions upon the transfer of any of the Collateral, and the Guarantor has the unqualified right to transfer the Collateral without obtaining the consent of any Person, except for the consent of Seradyn to the assignment of the Royalty Agreement from the Guarantor to a person designated by the Agent.

     5.3 Ownership. The Royalty Agreement is a valid and binding agreement, and is in full force and effect, and the Guarantor does not have any knowledge of any default thereunder. The Guarantor is owner of the entire right, title and interest in and to the Collateral free and clear of any Lien, charge, covenant or any other encumbrance, except for the security interest created by this Agreement, and there are no adverse claims with respect to any of the Collateral.

     5.4 Claims. The Guarantor will defend the Agent's right to the Collateral against the claims of all Persons.

     5.5 Priority. The delivery of the Collateral pursuant to this Agreement and the filing of financing statements thereto shall create a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

     5.6 Third Party. No authorization, approval or other action by, and no notice to or filing with any governmental authority is required either for the delivery by the Guarantor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Guarantor except for (i) filings of Forms UCC, (ii) any required consent of Seradyn in the event the Guarantor desires to assign the Royalty Agreement, or (iii) the remedies in respect of the Collateral pursuant to this Agreement.


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


6.   AFFIRMATIVE AND NEGATIVE COVENANTS
     ----------------------------------

     6.1 Further Assurances. The Guarantor will, at its expense and from time to time, promptly execute and deliver all further instruments, documents and agreements, and take all further action that may be necessary or desirable, or that the Holders or the Agent may request, in order to (i) continue, perfect and protect the security interest and Lien granted or purported to be granted hereby or (ii) enable the Agent or the Holders to exercise and enforce their respective rights and remedies hereunder with respect to the Collateral. Without prejudice to the generality of the foregoing, each such instrument or document shall be in such form as the Holders or Agent shall stipulate and may contain provisions such as are herein contained or provisions to the like effect or such other provisions of whatsoever kind as the Holders or the Agent shall reasonably consider requisite for the improvement (on and subject to the terms here), perfection or enforcement of the security constituted by, or pursuant to, this Agreement.

     6.2 Financing Statements. The Guarantor will execute and file such financing or continuation statements or amendments thereto as the Agent may reasonably request in order to perfect and preserve the security interests granted herein. Upon the execution of this Agreement, Caprius shall deliver to the Agent executed Forms UCC-1 in form for filing in the State of New Jersey.

7.   REMEDIES UPON AN EVENT OF DEFAULT
     ---------------------------------

     7.1 Process following Event of Default. At any time an Event of Default exists or has occurred and is continuing, the Agent shall have all rights and remedies provided in this Agreement, the Notes, any other Financing Agreements, the NJUCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Caprius or the Guarantor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to the Agent hereunder, under any of the other Financing Agreements, the NJUCC or other applicable law, are cumulative, not exclusive and enforceable, in the Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by the Guarantor of this Agreement or any of the other Financing Agreements to which it is a party.

     7.2 Actions. Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, the Agent may, in his discretion and without limitation, (i) require the Guarantor or Caprius, at Caprius' expense, to make available to the Agent any part or all of the Collateral, (ii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, or (iii) sell, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto), subject to the Royalty Agreement.

     7.3 Application of Proceeds. The Agent may apply the cash proceeds of Collateral actually received by the Agent from any collection, sale, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as the Agent may elect.


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


8.   AGENT'S DUTIES
     --------------

     8.1 Duties. The powers conferred on the Agent hereunder are solely to protect the interest in the Collateral as set forth in this Agreement, and shall not impose any duty upon Agent to collect, sell or otherwise realize on the Collateral or to exercise any powers not specifically expressed herein. Notwithstanding anything to the contrary herein, the duties and obligations of the Agent hereunder shall extend only to the delivery of the Collateral pursuant to this Agreement and such duties and obligations will terminate upon such delivery.

     8.2 Care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in his possession if the Collateral is accorded treatment substantially equal to that which the Agent accords his own property, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral. The Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by him in good faith or for any mistake in fact or law, or for anything which he may do or refrain from doing in connection herewith, except his own willful misconduct or gross negligence. In the event of ambiguity in the provisions governing the Notes or uncertainty on the part of the Agent as to how to proceed, such that the Agent, in his sole and absolute judgment, deems it necessary for his protection so to do, the Agent may refrain from taking any action other than to retain custody of the Collateral deposited hereunder until he shall have received joint written instructions signed by the Guarantor and Holders constituting at least a majority of the aggregate principal amount then outstanding under the Notes in accordance with the provisions of this Agreement.

     8.3 Acts of Others. The Agent shall not be responsible for any failure or inability of the parties to this Agreement, or of anyone else, to deliver the Collateral to the Agent or otherwise to honor any of the provisions of this Agreement. The Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties from time to time.


     8.4 Resignation. The Agent may resign at any time by giving ten (10) days' written notice thereof to the Guarantor and the Holders. Within fifteen
(15) days after receiving such notice, the Guarantor and the Holders shall appoint a successor agent (the "Successor Agent"). After appointment of the Successor Agent, the Agent shall have no further duties or responsibilities in connection herewith. If after thirty (30) days from the date of delivery of its written notice of intent to resign, the Agent has not received a written designation of a Successor Agent, the Agent's sole responsibility shall be in his sole discretion either to remain as the Agent or to apply to a court of competent jurisdiction for appointment of a Successor Agent and after such appointment to have no further duties or responsibilities in connection herewith.

9.   FEES, INDEMNIFICATION
     ---------------------

     Caprius shall pay any and all of the Agent's fees and expenses for the performance of this Agreement, plus all reasonable and proper expenses, disbursements and advances incurred or made by Agent in connection with the performance of its duties hereunder. Caprius and the Holders each agrees to indemnify and hold the Agent harmless from and against any and all expenses


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


(including counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against the Agent for anything done or omitted by it in the performance of its duties hereunder, except as a result of his own gross negligence or willful misconduct.


10.  NOTICE
     ------

     Except as otherwise specifically set forth herein, all notices, instructions, requests, demands or other communications hereunder shall be deemed to have been duly and effectively given only if delivered in writing by hand, by express delivery service or by registered mail, return receipt requested, or by recognized overnight courier, addressed as follows:

     10.1 If to the Agent or for the Holders:
          ----------------------------------

          Elliott Koppel
          c/o Caprius, Inc.
          One Parker Place
          Fort Lee, New Jersey 07024

          If to the Guarantor or Caprius:
          ------------------------------

          Opus Diagnostics, Inc.
          One Parker Plaza
          Fort Lee, New Jersey 07024
          Attn: President

          Copy to:
          -------
          Bruce Rich, Esq.
          Thelen Reid & Priest LLP
          875 Third Avenue
          New York, NY 10022-6225


Any party may, by written notice to the other parties, substitute such other address as it deems advisable. No notice, instruction, request, demand or other communication hereunder shall be deemed to have been received prior to actual receipt by recipient.

11.  GENERAL
     -------

     11.1 Effectiveness and Termination. This Agreement creates a continuing security interest and Lien on the Collateral and will remain in full force and effect until the full final payment by Caprius in satisfaction of all the Obligations. Upon termination the Holders' rights, titles and interest in and to the Collateral shall be automatically terminated and released.

     11.2 Entire Agreement; Amendments, Counterparts. This Agreement, the Notes and all other Financing Agreements set forth the entire agreement of the parties with respect to subject matter of this Agreement and supersedes all previous understandings, written or oral, in respect thereof. In the event of a conflict between the terms of this Agreement and those of any other agreement, the terms


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herein shall govern. The terms of this Agreement may be amended, waived or modified only by an instrument in writing duly executed by all the parties hereto. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     11.3 Assignment. The Guarantor may not assign, transfer or otherwise dispose of any of its rights or obligations hereunder, by operation of law or otherwise, and any such assignment, transfer or other disposition without the written consent of the Holders and the Agent shall be void.

     11.4 Binding. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, administrators and successors.

     11.5 Headings. Section headings in this Agreement are included for convenience of reference only and shall not relate to the interpretation or construction of this Agreement.

     11.6 Governing Law. This Agreement shall be deemed to be a contract made under, and to be construed in accordance with, the laws of the State of New Jersey, without giving effect to conflicts of law.

     11.7 Validity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties hereto shall be construed and enforced only to such extent as may be permitted by applicable law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                       OPUS DIAGNOSTICS, INC.

                                       By:
                                              ----------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                       CHIEF EXECUTIVE OFFICE:
                                       One Parker Plaza,
                                       Fort Lee, New Jersey 07024

AGREED TO:

-------------------------
ELLIOTT KOPPEL, for himself and
as Agent for the Holders.


CAPRIUS, INC.

-------------------------
By:


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